Exhibit 99.1

Sphere 3D Announces Assignment of Debt and Withdrawal of Default Notices on all Existing Credit Facilities

SAN JOSE, CA – Aug. 16, 2018 -- Sphere 3D Corp. (NASDAQ:ANY) (the "Company"), a company delivering containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization, today announced that the Company and its subsidiaries signed the assignment of the Credit Agreement dated as of April 6, 2016 by and among Overland Storage, Inc. and Tandberg Data GmbH, as borrowers, and CB CA SPV, LLC (as successor to Opus Bank), as lender, and each of the other parties party thereto, to FBC Holdings, S.à r.l ("FBC”), and such assignment became effective on August 16, 2018.

With the resulting effectiveness of the assignment, the Company and Overland Storage, Inc. received notice from FBC that all default and acceleration notices have been withdrawn, which eliminates the requirements of said debts being immediately due and payable.

The Company continues to work towards closing of the sale of the shares of Overland Storage to Silicon Valley Technology Partners, as previously disclosed by the Company, which was approved by shareholders at its special shareholder meeting held on May 31, 2018.

“Through the continued support of FBC, the Company will resume its efforts to complete the strategic restructuring plan intended to extend the Data Protection and Archive (DP&A) business as a standalone private entity, while maintaining the Sphere 3D virtualization business’s focus on its HVE product offerings” said Peter Tassiopoulos, president and vice chairman of Sphere3D. “We are pleased that FBC has decided to make a significant additional investment that supports these plans.”

About Sphere 3D:
Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries Overland Storage, and Tandberg Data, has a strong portfolio of brands, including Overland-Tandberg, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D , @HVEconneXions and @ovltb

Safe Harbor Statement
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, our ability to consummate the transactions contemplated by the Share Purchase Agreement with Silicon Valley Technology Partners, Inc. (“Purchaser”), pursuant to which Purchaser proposes to acquire Overland and the Data Protection and Archive business from Sphere 3D; Purchaser’s inability to obtain sufficient financing to fund such acquisition and our inability to meet the closing conditions and to close such acquisition on a timely basis; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; our ability to maintain listing with the NASDAQ Capital Market; our ability to successfully integrate the UCX and HVE ConneXions business with our other businesses; unforeseen changes in the course of our business or the business of our wholly-owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
Tina Brown
+1-408-283-4731
Investor.relations@sphere3d-overland.com